For additional information, please contact:
Paul Ayres, President and CEO                         Tracy Mansolillo
Beverly Chiarelli, Director of Marketing              RDW Group, Inc.
Tel. (UK):  (44) 1784-895-048                         Tel:  (401) 521-2700 x156
Tel. (US):  (781) 359-9650 x419                       tmansollilo@rdwgroup.com
paul.ayres@authoriszor.com                            ------------------------
--------------------------
beverly.chiarelli@authoriszor.com
---------------------------------


  Authoriszor Inc. Reports Resignation of President and CEO Richard A. Langevin
                 Paul Ayres to Assume Role as President and CEO

            Andrew Cussons to Assume Role as Chief Financial Officer

Burlington,  Mass,  January  30,  2001 -  Authoriszor  Inc.  (NASDAQ:  AUTH),  a
leading-edge provider of patent-pending website and e-commerce security solutions, today announced that Richard A. Langevin has resigned as President, Chief Executive Officer and Interim Chief Financial Officer, and as a member of the Board of Directors of Authoriszor Inc. for personal reasons, effective January 31, 2001.

The Board of Directors announced that Paul Ayres, currently Managing Director for Authoriszor Ltd., a wholly-owned subsidiary of Authoriszor Inc., has been appointed to become President and Chief Executive Officer of Authoriszor Inc. and to a position on the Board of Directors of the Company, effective January 31, 2001. Mr. Ayres, formerly General Manager for Northern Europe for Netscape Inc., joined the Company from Real Networks where he was General Manager for European Operations. Mr. Ayres has been with Authoriszor Ltd. since October 2000.

In addition, the Board of Directors made the following announcements:

o Andrew Cussons has been named Chief Financial Officer and a member of the Board of Directors of the Company, effective January 31, 2001. Mr. Cussons has been the Chief Financial Officer of Authoriszor Ltd. since January 2000. Mr. Cussons was previously employed as Finance Director and Secretary for Meta4Systems and, prior to that, as Finance Director and Secretary of Cadhouse Systems Ltd., both of which specialized in engineering software.

o James L. Jackson will resign from his position as Chairman of the Board of Authoriszor Ltd. and from his position as Vice President and Secretary of Authoriszor Inc, effective January 31, 2001. Andrew Cussons will assume the role of Secretary of the Company.

o Effective January 31, 2001, Ian McNeill will step down from his position as Chairman of the Board of Authoriszor Holdings Ltd. However, Mr. McNeill will continue as an active consultant to the Board of Directors of the Company. Mr. McNeill will be replaced by Geoff Shingles, a current member of the Board of Directors of the Company.

Raymond Seitz, Chairman of the Board of Authoriszor Inc., stated, "These are substantial changes that will give renewed vigor and direction to the Company. We will miss Richard Langevin's energy and dedication, but we fully understand his decision. In Paul Ayres we are fortunate to find an individual of abundant talent and experience. We are confident that Paul is the ideal person to give the Company leadership to pursue the substantial opportunities for our unique products."

Commenting on his new position, Paul Ayres stated, "Our overall success in the web security space depends on our ability to effectively execute our strategic plan worldwide. Authoriszor Inc. is competitively well positioned to demonstrate its technical leadership in the rapidly growing North American and European markets. This will be an exciting and rewarding time for all of us at Authoriszor."

The Company will file a Form 8-K with the Securities and Exchange Commission with respect to Mr. Langevin's resignation and certain other matters as set forth in this Press Release.

About Authoriszor Inc.

Authoriszor Inc. is a leading provider of next generation security software. The company's products include AUTHORISZOR 2000(TM), which consists of Positive ID, Profile Selector, Virtual Page Publication Systems, Private Pages and Active Surveillance. Bundled together, Authoriszor's software solution is designed to offer fail-safe security to companies that require an additional dimension to their existing network and Internet security technologies while allowing them to conduct secure e-transactions. For more information visit www.authoriszor.com.

This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These statements are based on current Company expectations and are subject to risks and uncertainties that may cause actual results to be materially different from those that may be implied by such forward-looking statements contained in this press release. Important factors that could result in such differences include: general economic conditions in the Company's marketplace; those factors identified in Authoriszor's Form 10-QSB, dated November 14, 2000, including without limitation, those factors identified as risk factors in Authoriszor's Form 10-KSB, dated September 29, 2000 and Authoriszor's Prospectus, dated May 19, 2000, as supplemented; and other factors that affect business generally.

Authoriszor, Authoriszor 2000, SZ logo, A Logo and "Secures the Web" are trademarks and registered trademarks of Authoriszor Inc or its wholly owned subsidiary, Authoriszor Limited, in the United States, UK, and other countries.